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                           FORM N-4, ITEM 24(b)(10.1)
                          CONSENT OF INDENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 12, 2010 relating to the financial statements and financial highlights of AUL American Individual Variable Annuity Unit Trust and our report dated March 17, 2010 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
April 12, 2010